UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which Registered:
Common stock $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on March 31, 2023, the Company notified Peter F. Riley, Senior Executive Vice President and General Counsel of The Howard Hughes Corporation (the “Company”), that his employment was being terminated without cause.

The Company and Mr. Riley are parties to an employment agreement, dated November 6, 2017, as amended on November 13, 2019 (as amended, the “Employment Agreement”). Under the terms of the Employment Agreement, the Company was obligated to provide Mr. Riley with 60 days’ notice prior to the effective date of his termination.

Under the terms of the Employment Agreement, Mr. Riley is entitled to a cash payment for salary and accrued vacation and continued benefits through his last day of employment. Subject to Mr. Riley executing a release, he is entitled to additional compensation as described in the Employment Agreement.

On May 15, 2023, Mr. Riley and the Company entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement became effective on May 23, 2023. Under the Separation Agreement, Mr. Riley waived the remainder of the 60-day notice period and agreed that his termination date is May 15, 2023. Additionally, as memorialized in the Separation Agreement, Mr. Riley will receive (1) cash severance, including a prorated target bonus for 2023; (2) accelerated vesting of time-based and performance-based equity awards; and (3) $300,000 in satisfaction of the Company’s obligation to repurchase his home and pay relocation costs. Pursuant to the Separation Agreement, Mr. Riley has released the Company and its affiliates from, among other things, all claims he has or may have resulting from his employment with the Company or the termination of his employment. In addition the Company and Mr. Riley have entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Riley will receive $35,000 per month for six months.

The foregoing description of each of the Employment Agreement, the Separation Agreement and the Consulting Agreement is qualified in its entirety by the full text of those agreements, copies of which are incorporated by reference herein or filed herewith.

Item 7.01 Regulation FD Disclosure

David O’Reilly, the Company’s Chief Executive Officer, commented: “The Company’s leadership has made a difficult decision to go in a different direction with respect to our General Counsel. Peter Riley played a critical role in the growth and success of our Company, providing invaluable expertise and guidance over his years of leadership. Peter always put the best interests of The Howard Hughes Corporation first, for which I remain ever grateful and wish him the best of future success.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated November 6, 2017, between Peter F. Riley and The Howard Hughes Corporation (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated November 9, 2017).

10.2	Amendment to Employment Agreement, dated November 13, 2019, between The Howard Hughes Corporation and Peter F. Riley (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated November 14, 2019).

10.3	Separation Agreement and Release, dated May 15, 2023, between Peter F. Riley and The Howard Hughes Corporation (filed herewith).

10.4	Consulting Agreement, dated May 23, 2023, between Peter F. Riley and Howard Hughes Management Co., LLC (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ David O’Reilly
David O’Reilly
Chief Executive Officer

Date: May 26, 2023